Exhibit 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                 MediaBay, Inc.
            ---------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

ARTICLE III, which is hereby amended to give effect to a one (1) for six (6) reverse split of the corporation's issued and outstanding common stock, is hereby amended by adding the following paragraph immediately after the first paragraph of ARTICLE III:

                  "The presently issued and outstanding shares of Common Stock, exclusive of treasury stock, shall be combined in the ratio of one (1) share of Common Stock for each six (6) shares of Common Stock currently issued and outstanding. Such combination shall not change the number of shares of capital stock which the corporation shall have authority to issue nor shall it affect the rights or preferences of the holders of the shares of Common Stock now issued and outstanding."









SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows: N/A

THIRD: The date of each amendment's adoption:             October 6, 2005
                                              ----------------------------------

FOURTH: Effective date if applicable:                9 A.M. October 25, 2005
                          ----------  ------------------------------------------

FIFTH: Adoption of Amendment(s) (CHECK ONE)

         |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

         |_| The amendment(s) was/were approved by the shareholders through voting groups.

                  The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                           "The number of votes cast for the amendment(s) was/were sufficient for approval by
                                                               ."
                           -----------------------------------
                                       voting group

         |_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

         |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


Signed this       19th      day of  October           , 2005.
            ---------------        -------------------



         Signature         /s/ Robert Toro
                   -------------------------------------------------------------
                        (By a director, president or other officer - if directors have not been selected, by and incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by the fiduciary)


                                 /s/ Robert Toro
                    ----------------------------------------
                    (Typed or printed name of person signing)

                                       CFO
                            -------------------------
                            (Title of person signing)


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